UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2019

GENERAL CANNABIS CORP

 (Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	90-1072649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On August 5, 2019, the Board appointed Michael Feinsod as Chief Executive Officer of General Cannabis Corp (the “Company”). Mr. Feinsod has held the position of Interim Chief Executive Officer of the Company since January 7, 2019. The information required by Items 401 and 404(a) of Regulation S-K for Mr. Feinsod is hereby incorporated by reference from the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 30, 2019.

In connection with his appointment as Chief Executive Officer, Mr. Feinsod and the Company entered into an amendment to Mr. Feinsod’s prior employment agreements with the Company dated January 21, 2019 and December 8, 2017 (the “Amendment”). Pursuant to the Amendment, Mr. Feinsod was granted  an option (the “Stock Option) to purchase 1,000,000 shares of the Company’s common stock, with a par value of $0.01 per share (“Common Stock”), with an exercise price equal to $0.83 per share, which was the closing price of the Common Stock on the OTCQX on the date of grant.  The Stock Option shall vest in full on the first date on which the closing price for Common Stock equals or exceeds $4.51 per share for five (5) consecutive trading days.  The Amendment provides that in the event Mr. Feinsod’s service as Chief Executive Officer/Executive Chairman is terminated without Cause, Mr. Feinsod resigns with Good Reason, or upon Mr. Feinsod’s death or Disability (each as defined therein), (i) the Stock Option shall become immediately vested and exercisable, and (ii) Mr. Feinsod shall have the full 10-year option term to exercise the Stock Option as well as any other stock options held by Mr. Feinsod at such time. The foregoing description of Mr. Feinsod’s Amendment to Agreements is not complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Resignation of Director

On August 1, 2019, Duncan Levin notified the board of directors of the Company of his resignation from the board, effective immediately. Mr. Levin previously held positions on the Board’s audit committee and nominating and governance committee of the Company’s board of directors. Mr. Levin’s resignation from the Board was not due to any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01.	Regulation FD Disclosure.

On August 6, 2019, the Company issued a press release announcing it has entered into a non-binding term sheet to acquire substantially all of the assets of a licensed recreational cannabis cultivator in Colorado. A copy of the press release is filed and attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K and the related Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment to Agreements, dated August 6, 2019, between Michael Feinsod and General Cannabis Corp.
99.1	Press release, dated August 6, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 6, 2019

GENERAL CANNABIS CORP

By:	/s/ Brian Andrews
Name:	Brian Andrews
Title:	Chief Financial Officer